Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2016, except for Notes 1, 6, 7 and 11 as to the effect of the reverse stock split, as to which the date is August 1, 2016, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-212795) and related Prospectus of Comstock Resources, Inc. dated August 30, 2016.

/s/ ERNST & YOUNG LLP

Dallas, Texas

August 30, 2016